Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Legg Mason Partners Aggressive Growth Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated October 26, 2006, for Legg Mason Partners Aggressive Growth Fund, Inc. (formerly Smith Barney Aggressive Growth Fund Inc.), as of August 31, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

November 28, 2006